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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                _______________



                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                               February 5, 2001
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               Date of Report (Date of Earliest Event Reported)



                          Exodus Communications, Inc.
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            (Exact name of Registrant as specified in its charter)



        Delaware                      0-23795                    77-0403076
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(State of Incorporation)      (Commission file number)        (I.R.S. Employer
                                                             Identification No.)



                        2831 Mission College Boulevard
                         Santa Clara, California 95054
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         (Address of principal executive offices, including zip code)



                                (408) 346-2200
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             (Registrant's telephone number, including area code)
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ITEM 5:  OTHER EVENTS.

     Registration and Stockholders Rights of  Global Crossing Ltd.
     -------------------------------------------------------------

     As previously reported, on January 10, 2001, Exodus Communications, Inc. ("Exodus" or the "Company") completed its acquisition of GlobalCenter Holding Co. ("GlobalCenter"), which was an indirect wholly-owned subsidiary of Global Crossing Ltd. In connection with the acquisition, Exodus issued approximately 108 million shares of its common stock to Global Crossing GlobalCenter Holdings Inc., a subsidiary of Global Crossing Ltd.

     On September 28, 2000, Global Crossing Ltd., Global Crossing GlobalCenter Holdings Inc. and Exodus entered into a Stockholder Agreement and a Registration Rights Agreement pursuant to which Global Crossing Ltd. and Global Crossing GlobalCenter Holdings Inc. acquired registration rights and agreed to restrictions with respect to their shares of Exodus common stock. In particular, among other terms of the Stockholder Agreement, Global Crossing and Global Crossing GlobalCenter Holdings Inc. agreed not to transfer their Exodus shares until January 10, 2002 except under limited circumstances, such as transfers among affiliates and limited hedging transactions.

     The preceding descriptions of the Stockholder Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of these agreements, which were filed with the Securities and Exchange Commission on October 13, 2000 as exhibits to the Company's Current Report on Form 8-K.


ITEM 9:  REGULATION FD DISCLOSURE.

     On February 5, 2001, the Company re-issued its business outlook, which is unchanged from the business outlook that it released on January 24, 2001, as follows:

Business Outlook

     The following business outlook contains forward-looking statements intended to provide the range of management's current expectations. These forward-looking statements are subject to risks and uncertainties. As a result, actual results may differ materially from what is expected. These statements reflect the impact of Exodus' recently completed acquisition of GlobalCenter Inc.

     Exodus expects revenue for the first quarter 2001 to be in the range of $365 million to $380 million. Gross margin for the first quarter 2001 is expected to be approximately 22 to 25 percent of revenue. EBITDA is expected to be nominally breakeven. Exodus expects a net loss, excluding the impact of amortization of goodwill and intangible assets, of $140 million to $150 million, or $0.26 to $0.27 per share.

     Exodus expects to achieve significant growth and financial results for 2001 as follows:

     *  Revenues of approximately $2.0 billion to $2.3 billion

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     *  Gross margins of 29 percent to 32 percent of revenues
     *  EBITDA margin of $300 million to $350 million
     * Net loss, excluding the impact of amortization of goodwill and intangible assets, one time acquisition related charges and gains or losses on equity investments, of $400 million to $450 million, and that the Company anticipates that it will turn positive during the fourth quarter of 2001.
     *  Capital expenditures of $0.9 billion to $1.1 billion
     *  IDC capacity at year-end of approximately 6.7 million gross square feet.


     This Form 8-K contains forward-looking statements, including financial projections, descriptions of management's plans and objectives, and statements related to future operations, including those related to the growth in Exodus' business, additional IDCs, revenues, EBITDA, revenue per customer, gross margin, bookings and other anticipated financial results. Actual results may differ materially from those projected in the forward-looking statements contained in this press release. Factors that could affect these forward-looking statements include: the operational challenges of developing, deploying and delivering Exodus' services; competition from existing and new competitors; the risk that customer orders or services may be delayed or cancelled as a result of economic uncertainties; challenges involved in opening new IDCs and delivering services when requested by our customers; unanticipated difficulties in integrating our operations with those of GlobalCenter; difficulties associated with international operations and expansion; the risk that enterprises may not increase their demand for our services; and potential impacts of any future mergers, acquisitions or business combinations. The matters discussed in this Form 8-K also involve risks and uncertainties described from time to time in Exodus' filings with the SEC, such as in its most recent Forms 10-Q, Forms 8-K, and Form 10-K. Exodus assumes no obligation to update any forward-looking information contained in this Form 8-K.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: February 5, 2001


                                      EXODUS COMMUNICATIONS, INC.


                                      By: /s/ Adam W. Wegner
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                                         Adam W. Wegner, Senior Vice President,
                                         Legal and Corporate Affairs, General
                                         Counsel and Secretary

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